UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2007

AMERICAN STANDARD COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11415	13-3465896
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (732) 980-6000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

American Standard Companies Inc. announced on February 1, 2007 plans to spin-off its global Vehicle Control Systems business as an independent, publicly traded company named WABCO Holdings Inc. and sell its Bath and Kitchen business. In connection with the planned spin-off of the vehicle control systems business and sale of the bath and kitchen business, American Standard Companies Inc. has entered into the new credit facilities described below replacing its existing $1 billion revolving credit facility.

NEW CREDIT FACILITIES OF AMERICAN STANDARD COMPANIES INC.

On May 31, 2007, American Standard Companies Inc. and its wholly-owned subsidiaries, American Standard Inc. and American Standard International Inc. and certain other subsidiaries of American Standard Companies Inc. (collectively, the “Company”), entered into a new $1.0 billion multi-currency five-year senior unsecured revolving credit facility (the “Five-Year Facility”) with the lenders and agent banks party thereto, including JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, J.P. Morgan Europe Limited, as London Agent, Bank of America, N.A., as Syndication Agent, and BNP Paribas, Citibank, N.A. and Mizuho Corporate Bank, Ltd., as Document Agents. J.P. Morgan Securities, Inc. and Banc of America Securities LLC served as lead arrangers and joint bookrunners.

The Five-Year Facility, which will expire on May 31, 2012, replaces the Company’s existing $1.0 billion revolving credit facility (the “Existing Facility”), which was set to expire on July 7, 2010. Under the Five-Year Facility, the Company may borrow, on a revolving basis, loans in an aggregate principal amount at any one time outstanding not in excess of the U.S. Dollar Equivalent of $1.0 billion, with up to the U.S. Dollar Equivalent of $250 million being available in the form of letters of credit. In addition, consistent with the Existing Facility, the Five-Year Facility provides for swingline loans in an amount not to exceed U.S. Dollar Equivalent of $100 million.

On May 31, 2007, the Company also entered into a new $500 million multi-currency 364-day unsecured revolving credit agreement (the “364-Day Facility”) with the lenders and agent banks party thereto, including JPMorgan Chase Bank, N.A., as Administrative Agent and Swingline Lender, J.P. Morgan Europe Limited, as London Agent, Bank of America, N.A., as Syndication Agent, and BNP Paribas, Citibank, N.A. and Mizuho Corporate Bank, Ltd., as Document Agents. J.P. Morgan Securities, Inc. and Banc of America Securities LLC served as lead arrangers and joint bookrunners. The 364-Day Facility, which will expire on May 28, 2008, replaces the Company’s various existing 364-day revolving credit agreements. At the borrower Agent’s request, the term of the 364-Day Facility may be extended for another year. Under the 364-Day Facility, the Company may borrow, on a revolving basis, loans in an aggregate principal amount at any one time outstanding not in excess of the U.S. Dollar Equivalent of $500 million. The 364-Day Facility also provides for swingline loans in an amount not to exceed U.S. Dollar Equivalent of $75 million.

Interest on loans under each of the Five-Year Facility and the 364-Day Facility (collectively, the “New Facilities”) will be payable at the Company’s election as follows: (i) for Alternate Base Rate loans denominated in U.S. Dollars, interest will be calculated at a rate per annum equal to the greater of (a) JPMorgan Chase Bank, N.A.’s prime rate and (b) the Federal Funds Effective Rate plus 0.5%; (ii) for Eurocurrency loans, interest will be calculated at a rate per annum equal to LIBOR plus an applicable margin which is currently 0.425% for Five-Year Facility and 0.45% for the 364-Day Facility, but which can vary from 0.260% to 0.800%, in the case of the Five Year Facility and from 0.280% to 0.825% in the case of the 364-Day Facility, based on the Company’s credit rating and utilization percentage; and (iii) for Competitive Loans, interest will be calculated pursuant to a competitive bid procedure. The applicable margins used to determine the LIBOR loan rate are determined based upon the ratings assigned to the

Company’s senior unsecured long-term debt. The New Facilities also provides for certain of the borrowers to pay various fees including a facility fee on the amount of the lenders’ commitments thereunder (such fee is currently set at 0.125% per annum for Five-Year Facility and 0.10% per annum for the 364-Day Facility, but can vary from 0.090% to 0.200% in the case of the Five-Year Facility and from 0.070% to 0.175% in the case of the 364-Day Facility, based on the Company’s credit rating). Interest on overdue loans under each of the New Facilities will accrue at per annum rates that are 2% higher than the rates otherwise applicable to such loans.

Each of the New Facilities permits voluntary prepayments (without reducing availability for future revolving borrowings), in each case without premium or penalty.

The borrowings under each of the New Facilities will be unsecured but will be cross-guaranteed by each of American Standard Companies Inc., American Standard Inc. and American Standard International Inc.

Each of the New Facilities contains terms and provisions (including representations, covenants and conditions) customary for transactions of this type. Financial covenants include a leverage test, an interest coverage test and a liquidity test. Pursuant to the liquidity test, the sum of the total aggregate amount of unused commitments under the New Facilities and any other credit facilities and amounts of unrestricted cash and cash equivalents (reduced by any possible taxes) may not be less than $200 million, after giving effect to any payment of a fine or any provision of a bank guarantee that the Company expects will be required pursuant to a decision relating to the European Commission’s multi-company investigation into possible infringement of European Union competition regulations relating to the distribution of bath and kitchen fixtures and fittings in certain European countries. The liquidity test will be measured at the time the Company pays a fine or provides a bank guarantee or is required to make such payment or provision of a guarantee in connection with the European Commission investigation. Pursuant to an indemnification and cooperation agreement to be entered into between the Company and WABCO Holdings Inc. prior to the spin-off, WABCO Holdings Inc. and certain of its subsidiaries will be responsible for, and will indemnify the Company and its subsidiaries and their respective affiliates against fines related to this investigation. Any payment made or bank guarantee posted by WABCO Holdings Inc. or its subsidiaries in connection with the European Commission investigation will be applied towards the Company’s liquidity under each of the New Facilities. The New Facilities also provide that the Company pledge certain assets if (i) the spin-off of the vehicle control systems business is completed, (ii) the sale of the bath and kitchen business is not completed by December 31, 2007 and (iii) the Company’s public ratings of its senior, unsecured indebtedness are downgraded by Moody’s Investor’s Services, Inc. to Ba2 or below or Standard and Poor’s Rating Group to BB or below. Other covenants include maintenance of corporate existence and properties, payment of taxes, maintenance of insurance, delivery of financial reports and other information, access to books and records, compliance with laws, and restrictions on liens, subsidiary indebtedness, mergers, sales of assets, and use of proceeds.

Each of the New Facilities contains customary events of default, including nonpayment of principal or other amounts when due; breach of covenants; inaccuracy of representations and warranties; cross-default and/or cross-acceleration to other material indebtedness; certain ERISA-related events; certain voluntary and involuntary bankruptcy events; undischarged, uninsured judgments greater than $75 million entered against the Company or material subsidiaries; and a change in control. If an event of default occurs and is continuing under the Five Year Facility or the 364-Day Facility, respectively, the lenders under such facility may among other things, terminate their obligations thereunder and require the Company to repay all amounts thereunder.

The proceeds of the initial borrowings under the New Facilities were used to primarily refinance existing indebtedness of the Company under the Existing Facility and to finance the purchase of receivables under the Company’s European securitization program relating to the vehicle control systems business. The proceeds of subsequent borrowings under the New Facilities will be used for working capital and for general corporate purposes (including repayment of commercial paper and other indebtedness, to the extent issued).

The Five-Year Facility and the 364-Day Facility are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing summary of the New Facilities does not purport to be complete and is qualified in its entirety by reference to the New Facilities. You are encouraged to read the New Facilities.

NEW CREDIT FACILITY OF WABCO HOLDINGS INC.

On May 31, 2007, WABCO Holdings Inc., a wholly-owned subsidiary of American Standard Companies Inc., and certain other subsidiaries of WABCO Holdings Inc. (collectively, “WABCO”), entered into a new $800 million multi-currency 5-year senior unsecured revolving credit facility (the “WABCO Facility”) with the lenders and agent banks party thereto, including JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, J.P. Morgan Europe Limited, as London Agent, ABN AMRO Bank N.V., as Syndication Agent, and Bank of America, N.A., BNP Paribas and Citibank, N.A., as Document Agents. J.P. Morgan Securities, Inc. and ABN AMRO Bank N.V. served as lead arrangers and joint bookrunners.

The WABCO Facility will become available to WABCO immediately prior to its separation from American Standard Companies Inc. pursuant to the planned spin-off and will expire on the fifth anniversary of the spin-off.

Under the WABCO Facility, WABCO may borrow, on a revolving basis, loans in an aggregate principal amount at any one time outstanding not in excess of the U.S. Dollar Equivalent of $800 million, with up to the U.S. Dollar Equivalent of $100 million being available in the form of letters of credit. In addition, the WABCO Facility provides for swingline loans but in no event will the aggregate amount of all swingline loans under the WABCO Facility exceed the U.S. Dollar Equivalent of $75 million.

Interest on loans under the WABCO Facility will be payable at WABCO’s election as follows: (i) for Alternate Base Rate loans denominated in U.S. Dollars, interest will be calculated at a rate per annum equal to the greater of (a) JPMorgan Chase Bank, N.A.’s prime rate and (b) the Federal Funds Effective Rate plus 0.5%; (ii) for Eurocurrency loans, interest will be calculated at a rate per annum equal to LIBOR plus an applicable margin which upon the spin-off will be 0.440% but which can vary from 0.350% to 0.650% based on WABCO’s leverage ratio; and (iii) for Competitive Loans, interest will be calculated pursuant to a competitive bid procedure. The applicable margins used to determine the LIBOR loan rate are determined based upon the leverage ratio of WABCO, which represents the ratio of WABCO’s consolidated net indebtedness on the last day of any fiscal quarter to consolidated EBITDA for the period of four consecutive fiscal quarters ending on such day. The WABCO Facility also provides for certain of the borrowers to pay various fees including a facility fee on the amount of the lenders’ commitments thereunder (upon the spin-off the fee will be 0.110% per annum but can vary from 0.100% to 0.150% based on WABCO’s credit rating). Interest on overdue loans under the WABCO Facility will accrue at per annum rates that are 2% higher than the rates otherwise applicable to such loans.

The WABCO Facility permits voluntary prepayments (without reducing availability for future revolving borrowings) and voluntary commitment reductions, in each case without premium or penalty. The borrowings will be unsecured but will be guaranteed by WABCO Holdings Inc.

The WABCO Facility contains terms and provisions (including representations, covenants and conditions) customary for transactions of this type. Financial covenants include a leverage test, an interest coverage test and a liquidity test. Pursuant to the liquidity test, the sum of the total aggregate amount of unused commitments under this WABCO Facility and any other credit facilities and amounts of unrestricted cash and cash equivalents (reduced by any possible taxes) may not be less than $100 million, after giving effect to any payment of a fine or any provision of a bank guarantee that WABCO expects will be required pursuant to a decision relating to the European Commission investigation and the indemnification and cooperation agreement described above. The liquidity test will be measured at the time WABCO pays a fine or provides a bank guarantee or is required to make such payment or provision of a guarantee in connection with the European Commission investigation. Other covenants include maintenance of corporate existence and properties, payment of taxes, maintenance of insurance, delivery of financial reports and other information, access to books and records, compliance with laws, and restrictions on liens, subsidiary indebtedness, mergers and sales of assets, and use of proceeds.

The WABCO Facility contains customary events of default, including nonpayment of principal or other amounts when due; breach of covenants; inaccuracy of representations and warranties; cross-default and/or cross-acceleration to other material indebtedness; certain ERISA-related events; certain voluntary and involuntary bankruptcy events; undischarged, uninsured judgments greater than $75 million entered against WABCO or material subsidiaries; and a change in control. If an event of default occurs and is continuing under the WABCO Facility, the lenders may among other things, terminate their obligations thereunder and require WABCO to repay all amounts thereunder.

The proceeds of the borrowings under the WABCO Facility would be available to repurchase shares of WABCO and meet short-term financing requirements. The WABCO Facility may also be used to pay a fine or provide a bank guarantee relating to the European Commission investigation.

A copy of the WABCO Facility is attached as Exhibit 10.3 and is incorporated herein by reference. The foregoing summary of the WABCO Facility does not purport to be complete and is qualified in its entirety by reference to the WABCO Facility. You are encouraged to read the WABCO Facility.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Concurrent with the entry into the Five-Year Facility described in Item 1.01 of this report, which description is incorporated by reference herein, on May 31, 2007, American Standard Companies Inc. and its wholly-owned subsidiaries, American Standard Inc. and American Standard International Inc. and certain other subsidiaries of American Standard Companies Inc. terminated the $1.0 billion multi-currency five-year senior unsecured revolving credit facility with the lenders and agent banks party thereto, including JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, J.P. Morgan Europe Limited, as London Agent and Belgian Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, Bank of America, N.A., as Syndication Agent, ABN AMRO Bank N.V., Citicorp USA, Inc. and Mizuho Corporate Bank, Ltd., as Documentation Agents and Lloyds TSB Bank PLC, as Co-Documentation Agent. No prepayment penalties were incurred as part of the termination of the existing credit facility.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

As part of an effort to remain cost competitive, optimize its manufacturing capabilities and continue to rebuild the profitability of the Bath and Kitchen business, American Standard Companies Inc. (“the Company”) announced on June 5, 2007, plans for a consolidation of its ceramics manufacturing operations in Europe. The Company intends to discontinue the production of ceramics at its Chiva, Spain manufacturing facility and relocate the manufacturing of these products to more cost-effective locations. The discontinuation of manufacturing operations and the disposition of the facility requires approval by Spanish governmental officials. This action will result in charges amounting to approximately $17 million ($11 million after tax) in the second and third quarters of 2007, including approximately $12 million for job-elimination expenses related to about 180 employees, and approximately $5 million of other exit related costs, including approximately $3 million in facility and equipment losses expected from the disposition. The Company estimates that the foregoing charges will result in approximately $6 million of net cash expenditures (including anticipated sale proceeds), the majority of which are expected to be paid in 2007. The Company expects the closure of the facility, relocation of production and related job eliminations to be completed by the end of the third quarter of 2007. Once completed, the Company expects to realize cost savings starting in the fourth quarter of 2007 and expects annualized cost savings of approximately $12-$13 million starting in 2008. The estimated amounts concerning the anticipated costs, accounting charges and annualized savings constitute forward-looking statements and are based upon management’s expectations and beliefs concerning future events affecting the company. The actual costs, accounting charges and savings resulting from these events may differ from what has been estimated. In this regard, see the information included below under the caption “Information Concerning Forward-Looking Statements.”

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed or furnished as part of this Report to the extent described in Items 1.01 and 2.03.

10.1	Five-Year Credit Agreement, dated as of May 31, 2007, among American Standard Companies Inc. and its wholly-owned subsidiaries, American Standard Inc. and American Standard International Inc. and certain other subsidiaries of American Standard Companies Inc. and the financial institutions listed herein, JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, J.P. Morgan Europe Limited, as London Agent, Bank of America, N.A., as Syndication Agent, and BNP Paribas, Citibank, N.A. and Mizuho Corporate Bank, Ltd., as Document Agents.

10.2	364-Day Credit Agreement, dated as of May 31, 2007, among American Standard Companies Inc. and its wholly-owned subsidiaries, American Standard Inc. and American Standard International Inc. and certain other subsidiaries of American Standard Companies Inc. and the financial institutions listed herein, JPMorgan Chase Bank, N.A., as Administrative Agent and Swingline Lender, J.P. Morgan Europe Limited, as London Agent, Bank of America, N.A., as Syndication Agent, and BNP Paribas, Citibank, N.A. and Mizuho Corporate Bank, Ltd., as Document Agents.

10.3	Five-Year Credit Agreement, dated as of May 31, 2007, among WABCO Holdings Inc. and certain subsidiaries of WABCO Holdings Inc. and the financial institutions listed herein, JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, J.P. Morgan Europe Limited, as London Agent, ABN AMRO Bank N.V., as Syndication Agent, and Bank of America, N.A., BNP Paribas and Citibank, N.A., as Document Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2007	AMERICAN STANDARD COMPANIES INC.

	By:	/s/ Brad M. Cerepak
	Name:	Brad M. Cerepak
	Title:	Vice President and Controller